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EXHIBIT 1A-12

LEGAL OPINION OF KENDALL ALMERICO

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ALMERICO LAW

KENDALL A. ALMERICO P.A.

ATTORNEY AT LAW

CROWDFUNDING LAW w JOBS ACT w REGULATION A w REGULATION CF w PRIVATE EQUITY w CORPORATE LAW

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August 22, 2022

Calvin Cooper

Rhove Real Estate 1, LLC

629 N. High Street, 6th Floor

Columbus, Ohio 43215

Re: Rhove Real Estate 1, LLC

Dear Mr. Cooper:

In connection with the Regulation A offering of Honokea Wave Park (Kapolei) Series Shares, Washington (Sandusky) Series Shares, Empire Series Shares and City Park Quad (Columbus) Series Shares for Rhove Real Estate 1, LLC dated August 22, 2022 please accept this letter as my opinion under the laws of the state of Delaware as to the legality of the securities covered by the Offering Statement.

It is my opinion that under the laws of the state of Delaware, the Honokea Wave Park (Kapolei) Series Shares, Washington (Sandusky) Series Shares, Empire Series Shares and City Park Quad (Columbus) Series Shares for Rhove Real Estate 1, LLC offered will, when sold, be legally issued, fully paid and non-assessable.

Very truly yours,

/s/ Kendall A. Almerico

Kendall A. Almerico

Washington DC Office     1440 G Street NW     Washington DC 20005

Cell: (813) 309-6258

Office: (202) 370-1333

E-mail: AlmericoLaw@gmail.com

www.Almerico.com

Member of the Florida Bar

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